UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2006

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

(847) 781-3600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Career Education Corporation (the “Registrant”) repurchased 1,652,000 shares of the Registrant’s common stock (the “Common Stock”) from John M. Larson, the Registrant’s former Chairman of the Board, immediately following the exercise by Mr. Larson of stock options to purchase a corresponding number of shares of Common Stock.  The exercise prices of the stock options exercised by Mr. Larson ranged from $4.6563 per share to $12.6250 per share.  The purchase price for the Common Stock repurchased from Mr. Larson was $25.01 per share, the closing price of the Common Stock on the NASDAQ Global Select Market on December 20, 2006.  The repurchase was affected pursuant to the Registrant’s previously disclosed stock repurchase program and was executed pursuant to a Share Repurchase Agreement, dated as of December 20, 2006, by and between Mr. Larson and the Registrant, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits

10.1	Share Repurchase Agreement by and between Career Education Corporation and John M. Larson dated as of December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer and Assistant Secretary

Dated: December 20, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits

10.1	Share Repurchase Agreement by and between Career Education Corporation and John M. Larson dated as of December 20, 2006.